    G ATELY & A SSOCIATES, LLC
Certified Public Accountants

1248 Woodridge Court

Altamonte Springs, FL 32714

       Telephone:  407-341-6942

Telefax:       407-540-9612

October 30, 2006

US Securities & Exchange Commission

100 F Street, N.E.

Washington, D.C.  20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of China Clean Energy Inc.’s (formerly Hurley Exploration, Inc.) Current Report on Form 8-K date October 24, 2006 (the “8-K”) and agree with the statements made therein as they relate to Gately & Associates, LLC.  We hereby consent to the filing of this letter as an exhibit to the 8-K.

Very truly yours,

/s/ Gately & Associates, LLC

1248 Woodridge Court, Altamonte Springs, FL 32714

TEL 407-341-6942    FAX 407-540-9612   JGately@earthlink.net